UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 23, 2013

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Brentwood, St. Louis, Missouri		63105
(Address of principal executive offices)		(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 23, 2013, the Board of Directors of Furniture Brands International, Inc. (the “Company”) approved the voluntary transfer of listing of its common stock and the related Preferred Stock Purchase Rights (together, the “Shares”) from the New York Stock Exchange (the “NYSE”) to the OTCQB Marketplace (the “OTCQB”).

As previously disclosed, on July 10, 2013, the Company received a notice from the NYSE that it had fallen below the NYSE's continued listing criteria relating to minimum average market capitalization and total stockholders' equity. The NYSE's continued listing criteria require that the Company maintain an average market capitalization of not less than $50 million over a consecutive 30 trading-day period and total stockholders' equity of not less than $50 million.

Subsequently, the company's market capitalization has fallen below $15 million. If the company's average market capitalization for 30 trading-days is below $15 million, the company will be subject to initiation of delisting procedures by the NYSE without regard to the submission of a business plan for attempting to cure non-compliance. As a result, and in light of its decision to voluntarily delist, the company has informed the NYSE that it will not be submitting a business plan.

The Company does not anticipate being able to regain compliance, and the Company has requested that the NYSE discontinue trading of the Shares effective at the opening of trading on August 28, 2013. The Company will remain subject to the public reporting requirements of the Securities and Exchange Commission following the transfer. The Company expects that the Shares will be quoted and traded on the OTCQB beginning on Wednesday, August 28, 2013 under a new four-character symbol that the Company will announce prior to the opening of trading. The OTCQB is a market tier operated by the OTC Markets Group Inc.

On August 23, 2013, the Company issued a press release announcing the foregoing. The full text of the press release is set forth in Exhibit 99.1 attached hereto and it is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated August 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 23, 2013

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated August 23, 2013.